UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
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Society Pass Incorporated
(Name of Registrant as Specified In Its Charter)

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SOCIETY PASS INCORPORATED
701 S. Carson Street, Suite 200, Carson City, Nevada 89701
(+65) 6518-9382

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the stockholders of Society Pass Incorporated:
We are pleased to invite you to attend our Annual Meeting of the Stockholders (the “Annual Meeting”) of Society Pass Incorporated, a Nevada corporation (the “Company”), which will be held at 9:00 a.m. eastern U.S. time on December 20, 2022, virtually at https://sopa.bigbangdesign.co/frontend/web/index.php?r=site/login, for the following purposes:
1.
To elect five directors to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified (the “Election of Directors Proposal”);

2.
To amend the Company’s 2021 Equity Incentive Plan (“2021 Equity Plan”) to increase the total number of shares of common stock available for awards under the 2021 Equity Plan by 4,000,000 shares (the “2021 Equity Incentive Plan Amendment Proposal”);

3.	To ratify the appointment of Onestop Assurance PAC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (the “Auditor Ratification Proposal”);
4.	To conduct any other business as may properly come before the meeting or any adjournment thereof.
The Company’s board of directors (the “Board”) has fixed the close of business on October 21, 2022 as the date (the “Record Date”) for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.
If You Plan to Attend
The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at https://globalmeeting.bigbangdesign.co/thesocietypass/ no later than 10:00 a.m. eastern U.S. time on December 17, 2022. If you hold your shares in an account at a brokerage firm, bank, dealer or other similar organization and wish to vote at the meeting, you will need to obtain a “legal proxy” from that entity and submit it when you register. On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations. Shareholders who register by the registration deadline but do not receive an email response by 11:00 a.m. eastern U.S. time on December 19, 2022, may contact the Company at CorporateSecretary@theSocietyPass.com. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit questions prior to and during the meeting. To vote at the meeting, (a) if you hold your shares through a bank, broker or other nominee, you will need the control number you receive by email after registering, and (b) if you hold your shares in account with our transfer agent, you will need the control number that is shown on your proxy card or e-mail notification of the Annual Meeting.
You will not be able to attend the Annual Meeting in person.
Dated: December 1, 2022	By the Order of the Board of Directors

/s/ Dennis Nguyen
Dennis Nguyen
Chief Executive Officer
Whether or not you expect to attend the meeting (via the virtual meeting), we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today.

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SOCIETY PASS INCORPORATED
701 S. Carson Street, Suite 200, Carson City, Nevada 89701
(+65) 6518-9382
ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
This proxy statement (the “Proxy Statement”) is being sent to the holders of shares of voting stock of Society Pass Incorporated, a Nevada corporation (the “Company”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders of the Company which will be held at 9:00 am eastern U.S. time on December 20, 2022, virtually at https://sopa.bigbangdesign.co/frontend/web/index.php?r=site/login (the “Annual Meeting”).
QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Board has fixed the close of business on October 21, 2022 as the record date (the “Record Date”) for a determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were (i) 26,660,843 shares of common stock, par value $0.0001 per share (“Common Stock”) of the Company and (ii) 3,500 shares of Series X Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) of the Company, outstanding. Each share of the Company’s Common Stock represents one vote that may be voted on each matter that may come before the Annual Meeting. The Series X Super Voting Preferred Stock entitles its holder to 10,000 votes per share. As of the Record Date, the outstanding Preferred Stock equals 35,000,000 votes. As of the Record Date, there are a total of 61,660,843 votes that may be voted on each matter that may come before the Annual Meeting.
What matters will be voted on at the Annual Meeting?
The three proposals that are scheduled to be considered and voted on at the Annual Meeting are as follows:
1.
To elect five directors to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified (the “Election of Directors Proposal”);

2.
To approve an amendment to the Company’s 2021 Equity Plan to increase the total number of shares of common stock available for awards under the 2021 Equity Plan by 4,000,000 shares (the “2021 Equity Incentive Plan Amendment Proposal”);

3.	To ratify the appointment of Onestop Assurance PAC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (the “Auditor Ratification Proposal”);
Why are we seeking stockholder approval for these proposals?
Proposal No. 1: The Nevada Revised Statutes, as amended, require corporations to hold elections for directors each year.
Proposal No. 2. Companies listed on NASDAQ are required to obtain shareholder approval before adopting any new equity compensation plan or materially amending to an equity compensation plan.
Proposal No. 3: The Company appointed Onestop Assurance PAC to serve as the Company’s independent auditors for the 2022 fiscal year. The Company elects to have its stockholders ratify such appointment.
What are the Board’s voting recommendations?
The Board of Directors recommends that you vote “FOR” the Election of Directors Proposal, “FOR” the 2021 Equity Incentive Plan Amendment Proposal, and “FOR” the Auditor Ratification Proposal.
What is the difference between holding shares as a record holder and as a beneficial owner?
If your shares are registered in your name with the Company’s transfer agent, VStock Transfer, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.
Who may attend the Annual Meeting?
Record holders and beneficial owners may attend the Annual Meeting. If your shares are held in street name, you will need a “legal proxy” from your brokerage firm, bank, dealer or other similar organization when you register for the Annual Meeting showing your stock ownership as of the Record Date. Please see below for instructions on how to vote at the Annual Meeting if your shares are held in street name.
How do I vote?
If you are a stockholder of record, you may:
1.	Vote by Internet. The website address for Internet voting is on your proxy card.
2.	Vote by phone. The phone number for phone voting is on your proxy card.
3.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card.
4.	Vote at the Annual Meeting. Register, attend virtually and vote at the Annual Meeting.
If you vote by phone internet, please DO NOT mail your proxy card.
If you are a beneficial owner, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the Annual Meeting, please have a legal proxy from your nominee authorizing you to vote your shares when you register for the Annual Meeting.
What constitutes a quorum?
To carry on the business of the Annual Meeting, we must have a quorum. A quorum is present when a majority of the voting power of the issued and outstanding voting capital stock of the Company, as of the Record Date, is represented in person or by proxy. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. Broker non-votes and abstentions are counted as present for the purpose of determining the existence of a quorum. As of the Record Date, there are a total of 61,660,843 votes that may be voted on each matter that may come before the Annual Meeting. The quorum is therefore 30,830,422 votes.
What happens if the Company is unable to obtain a quorum?
If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit continued solicitation of proxies.
What is a “broker non-vote”?
Broker non-votes occur with respect to shares held in “street name,” in cases where the record owner (for instance, the brokerage firm or bank) does not receive voting instructions from the beneficial owner and the record owner does not have the authority to vote those shares on a proposal.
Various national and regional securities exchanges applicable to brokers, banks, and other holders of record determine whether the record owner (for instance, the brokerage firm, or bank) is able to vote on a proposal if the record owner does not receive voting instructions from the beneficial owner. The record owner may vote on proposals that are determined to be routine under these rules and may not vote on proposals that are determined to be non-routine under these rules. If a proposal is determined to be routine, your broker, bank, or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. The proposal to ratify the Auditor Appointment (Proposal 3) is a routine matters and the record owner may vote your shares on these proposals if it does not get instructions from you.
The proposal for the Director Appointments (Proposal 1) and the amendment to the 2021 Equity Plan to increase the number of shares available under the 2021 Equity Plan by 4,000,000 shares (Proposal 2) are non-routine and the record owner may not vote your shares on any of these proposals if it does not get instructions from you. If you do not provide voting instructions on these matters, a broker non-vote will occur. Broker non-votes, as well as abstentions, will each be counted towards the presence of a quorum but will not be counted towards the number of votes cast for any proposal.
How many votes are needed for each proposal to pass?
Proposals		Vote Required
(1)	The Election of Directors Proposal	Affirmative vote of a plurality of the shares of the voting power present. The five persons receiving the greatest number of votes will be elected as directors.
(2)	The 2021 Equity Incentive Plan Amendment Proposal	Majority of the voting power present in person or by proxy and entitled to vote on the matter
(3)	The Auditor Ratification Proposal	Majority of the voting power present in person or by proxy and entitled to vote on the matter
What constitutes outstanding shares entitled to vote?
At the close of business on the Record Date, there were 61,660,843 outstanding and entitled to vote, including: (i) 26,660,843 shares of Common Stock and (ii) 35,000,000 votes as a result of the shares of Preferred Stock outstanding as of the Record Date.
Is broker discretionary voting allowed and what is the effect of broker non-votes?
Proposals		Broker Discretionary Vote Allowed	Effect of Broker Non- Votes on the Proposal
(1)	The Election of Directors Proposal	No	None
(2)	The 2021 Equity Incentive Plan Amendment Proposal	No	None
(3)	The Auditor Ratification Proposal	Yes	None
What is an Abstention?
An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Nevada law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. Generally, unless provided otherwise by applicable law, our Bylaws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, votes marked as “ABSTAIN” will have the same effect as a vote “AGAINST” the outcome in Proposal 2 and 3. Votes marked as “ABSTAIN” on Proposal 1 will have no effect because directors are elected by plurality voting.
What are the voting procedures?
You may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any of these proposals. You should specify your respective choices on the accompanying proxy card or your voting instruction form.
Is my proxy revocable?
You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Corporate Secretary of the Company, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Society Pass Incorporated, 701 S. Carson Street, Suite 200, Carson City, Nevada 89701, Attention: Corporate Secretary.
Who is paying for the expenses involved in preparing and mailing this proxy statement?
All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by the Company’s officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. We may hire an independent proxy solicitation firm.
Could other matters be decided at the Annual Meeting?
Other than the Election of Directors Proposal, the 2021 Equity Incentive Plan Amendment Proposal and the Auditor Ratification Proposal, no other matters will be presented for action by the stockholders at the Annual Meeting.
Do I have dissenters’ (appraisal) rights?
Appraisal rights are not available to the Company’s stockholders with any of the proposals brought before the Annual Meeting.
Interest of Officers and Directors in Matters to Be Acted Upon
None of the officers or directors have any interest in any of the matters to be acted upon at the Annual Meeting.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
PROPOSALS 1, 2 AND 3.

PROPOSAL 1. THE ELECTION OF DIRECTORS PROPOSAL
Our Board is currently composed of five members. Directors hold office until the next Annual Meeting of Stockholders or until their earlier death, resignation, or removal, or until their successors are elected and qualified.
Information Regarding our Directors
Our Corporate Governance and Nominating and Corporate Governance (the “Nominating and Corporate Governance”) recommended, and our Board of Directors approved Dennis Nguyen, Tan Bien Kiat, Jeremy Miller, Linda Cutler, and John Mackay as nominees for election as directors at the 2022 Annual Meeting to hold office for a one-year term until our Annual Meeting to be held in 2023.
The director nominees have consented to be named as nominees in this proxy statement and have agreed to serve as directors if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below. If any director nominee of the Company is unable or declines to serve as a director at the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. The Board has no reason to believe that any of the nominees will be unavailable for election. The elected directors will hold office until the next Annual Meeting of Stockholders or until their earlier death, resignation, or removal, or until their successors are elected and qualified. There are no arrangements or understandings between any of our directors and any other person under which any director was selected to serve as a director of our Company. There are no family relationships among our directors or officers.
The following sets forth the persons nominated by the Board for election and information concerning those individuals:
Director Nominee	Age	Position	Director Since
Dennis Nguyen	52	Chairman and Chief Executive Officer	June 2018
Tan Bien Kiat	65	Vice Chairman of the Board	September 2019
Jeremy Miller	38	Director	September 2019
Linda Cutler	74	Director	May 2020
John Mackay	65	Director	November 2020
Dennis Nguyen is our Founder, Chairman and Chief Executive Officer. Based in Singapore, Mr. Nguyen serves as the Chairman of the Board of Directors (the “Board”) of Society Pass Incorporated and chairs the Executive Committee. As our Founder and Chief Executive Officer of our Company since its founding in June 2018, he is responsible for the Company’s overall management and strategic vision as well as driving marketing, sales and investor relations activities. Mr. Nguyen worked at Nortel Networks from 1995 to 1997, rotating through marketing, treasury, legal, and management consultant groups. He then was a M&A banker from 1998 to 2002 at Citigroup, Credit Agricole Indosuez and Daiwa Securities SMBC, all of which were Hong Kong-based roles. Mr. Nguyen founded New Asia Partners (NAP) in 2002 as a Shanghai based-venture capital boutique focused on investing in small to medium size Asian companies. He led NAP until its closure in 2017. He previously served as Corporate Finance Director of VCTG Holdings Limited (2012-2013), Director of M Dream Holdings Limited (2004-06), Director of Sino Environment Technology Limited (2005-06), Vice Chairman of China Huiyin Pte Limited (2005-08), and Director of Wuyi Pharma Co Limited (2006-08). Since 2009, he has served on the University of California, Irvine Foundation Board of Trustees. From 2009 to 2012, Mr. Nguyen served as an adjunct professor at the University of Minnesota Law School, teaching Corporate Finance and Investment Banking. Mr. Nguyen earned an MBA from The University of Chicago Booth School of Business; a MA in International Studies from The Johns Hopkins University School of Advanced International Studies; a Juris Doctor from the University of Minnesota Law School; and a BA-Economics/BA-Chinese Literature from the University of California, Irvine. We believe Mr. Nguyen’s perspective, experience and institutional knowledge as our founder and chief executive officer qualify him to serve as a member of our Board.
Tan Bien Kiat is the Vice-Chairman of the Board of Directors of the Company since September 2019. Based in Singapore and in his capacity as Vice-Chairman, Mr. Tan assists the management team with constructing and executing the Company’s business plan. Leveraging his deep professional contacts, he introduces regional telecommunications operators and institutional investors to the Company. Mr. Tan founded Titan Capital Limited, a Singapore-based private equity investment firm, in 2003, where he acts as Executive Chairman. He was formerly Chairman of the Board of Pacific Internet, a NASDAQ-listed telco services company operating in 8 Asian countries. Mr. Tan was also the Managing Director of the Asian arm of TPG Capital, a leading global private equity firm with

US$80 billion of capital under management. He started and ran TPG’s operations in South Asia, South-East Asia and Australia. Prior to that, he was Chief Executive Officer of Ometraco Corporation, a major Indonesian conglomerate which controlled 5 public-listed companies. Mr. Tan’s career also includes senior management positions with Booz Allen and AT Kearney, both of which are leading American strategy consulting firms, where he was instrumental in pioneering their Asian franchisees in both Hong Kong and Singapore. Mr. Tan is an international trustee of International House of New York and sits on the management committee of the Lien Centre for Social Innovation of the Singapore Management University. Mr. Tan holds an MBA and MS from Columbia University and B.Sc. with a First Class Honors in Mechanical Engineering from Birmingham University in the United Kingdom. We believe Mr. Tan’s international business experience and prior management and board experience qualify him to serve as a member of our Board.
Jeremy Miller is a Director of the Board of Directors of the Company and chairs the Audit Committee since September 2019. Mr. Miller is an entrepreneur and international businessman. He is Co-owner and Chief Financial Officer of Wm. Miller Scrap Iron & Metal Co., where he oversees multiple areas of the business, including accounting, quality, environmental, health and safety, business development, and global sales since 2002. Mr. Miller manages a real estate portfolio, which started with residential property in 2002 and expanded to include commercial property in 2007. Mr. Miller served six years on the Board of Directors for the Global Recycling Standards Organization, including as Chairman of the Board from 2016-2018. In addition to his business background, Mr. Miller is a public servant. He was elected to the Minnesota Senate in 2010, becoming the second youngest person in state history to be elected to this position. In 2019 at 35 years old, Mr. Miller was the youngest Senator in Minnesota state history to be elected President of the Senate. In 2021, Mr. Miller was selected by his colleagues to be the Majority Leader of the Minnesota Senate. With a wide variety of domestic and international business experience, we believe Mr. Miller is qualified to serve as a member of our Board.
Linda Cutler is a Director of the Board of Directors of the Company and chairs the Remuneration Committee since May 2020. Ms. Cutler served on the board of directors, including the executive committee and the investment committee of Mental Health of Minnesota, a non-profit based in St. Paul, Minnesota through the end of 2019. Ms. Cutler served as Vice President, Deputy General Counsel and Assistant Secretary for Cargill, Inc. (one of the largest privately owned companies in the world) until she retired in 2013 after 39 years of service. At Cargill, Ms. Cutler supervised the European Regional General Counsel and also supervised the Asian Regional General Counsel at the time of her retirement. She previously had supervised the Latin American General Counsel and the Canadian legal team. Ms. Cutler was responsible for legal services to Cargill’s financial businesses for 25 years. She handled numerous domestic and international acquisitions and dispositions. She also was responsible for all aspects of Cargill’s 2011 tax free spin-off of its majority interest in The Mosaic Company (a publicly traded company) valued at over $24 billion. Mrs. Cutler served on the boards and Audit and Compliance committees of Black River Asset Management, LLC and CarVal Investors, LLC from their inception in 2004 and 2006 respectively, until her retirement from Cargill. Ms. Cutler was a Committee Chair of the American Bar Association Business Law Section Derivatives and Futures Committee and was a Member of the Executive Committee of the Futures Industry Association Law and Compliance Division. Mrs. Cutler is a member of the Board of Trustees of the University of Minnesota Landscape Arboretum Foundation since 2013 and Treasurer and chair of the Audit and Finance Committee and chair of the Nominating and Governance Committee. Ms. Cutler holds a BA from Augustana College, an MA in European History from the University of Chicago and a JD from the University of Texas School of Law where she was a member of the Law Review. We believe Mrs. Cutler is qualified to serve as a member of our Board because of her extensive international legal and business experience.
John Mackay is a Director of the Board of Directors of the Company and chairs the Nominating and Corporate Governance Committee since November 2020. Mr. Mackay is also Founding Partner and Co-Chairman of the Board of SP Angel Corporate Finance LLP (2006-present). In 2006, Mr. Mackay gathered his core team from HSBC, and together they founded SP Angel. He has overseen the creation of a thriving, new, top 6 Midcap investment bank in the UK through strategic acquisition and organic growth, over a period which began with the global financial crisis in 2008 and continues through the Covid pandemic today. Mr. Mackay continues to maintain relationships with longstanding clients, develop new clients for, and support the strategic growth of the firm. Previously, in 1986 Mr. Mackay joined Merrill Lynch in NYC, moving to London to establish an equity-linked desk covering UK, Europe and Asia, leading the Int’l league tables for new issues. In 1995 he was recruited by HSBC to head up global ECM as Deputy CEO Investment Banking. In 2000 he was appointed CEO of Seymour Pierce, which he transformed into the most prolific London-based advisor to tech start-ups in the dot-com era. In 2003 he acquired the Asset management business of Seymour Pierce which he ran until 2006. Separately, Mr. Mackay is the founder and

Chairman of the very successful and popular Notting Hill Preparatory School in London. Mr. Mackay was educated at Seven Oaks School, Oxford University and gained an MBA at INSEAD in 1986. With extensive senior management experience within leading global financial institutions, including Merrill Lynch and HSBC, we believe that Mr. Mackay is qualified to serve as a member of our Board.
Family Relationships
There are no family relationships among our directors and/or executive officers.
Board Role in Risk Oversight
Our Board bears responsibility for overseeing our risk management function. Our management keeps the Board apprised of material risks and provides to directors access to all information necessary for them to understand and evaluate the effect of these risks, individually or in the aggregate, on our business, and how management addresses them. Our Chairman works closely together with the Board once material risks are identified on how to best address such risks. If the identified risks present an actual or potential conflict with management, our independent directors may conduct the assessment.
Director Independence
Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board has affirmatively determined that each of Jeremy Miller, Linda Cutler, and John Mackay, current members of our Board, meet the independence requirements under the Listing Rules of The Nasdaq Stock Market LLC (the “Nasdaq Listing Rules”).
Board and Committee Meetings
During the year ended December 31, 2021, the Board had 11 meetings, the Audit Committee had one meeting, the Remuneration Committee had one meeting, and the Nominating and Corporate Governance had no meetings.
There were no directors (who were incumbent at the time), who attended fewer than 75 percent of the aggregate total number of Board meetings and meetings of the Board committees of which the director was a member during the applicable period.
Board Committees
The Board currently has the following standing committees: the Audit Committee, the Remuneration Committee, the Nominating and Corporate Governance and the Executive Committee.
Each of the above-referenced committees operates pursuant to a formal written charter. The charters for these committees, which have been adopted by our Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on our website at https://www.thesocietypass.com/ under the “Investor Relations — Corporate Governance” tab.
Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of the Audit Committee, Remuneration Committee, and Nominating and Corporate Governance Committee meet the independence requirements under the NASDAQ’s current listing standards and each member is free of any relationship that would interfere with his individual exercise of independent judgment.
Executive Committee
We have established an Executive Committee consisting of Dennis Nguyen, Tan Bien Kiat and Linda Cutler.
Mr. Nguyen is the Chairman of the Executive Committee. The Executive Committee’s duties, which are specified in our Executive Committee Charter, include, but are not limited to reviewing business strategies and plans for the quarter and year and identifying human resource talent for management team.

Audit Committee
We have established an Audit Committee consisting of Jeremy Miller, Linda Cutler and John MacKay. Mr. Jeremy Miller is the Chairman of the Audit Committee. In addition, our Board has determined that Jeremy Miller is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. The Audit Committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:
•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual disclosure report;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.
The audit committee is composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Our Board has determined that Mr. Miller is qualified as an Audit Committee Financial Expert, as that term is defined under the rules of the Securities and Exchange Commission (the “SEC”) and in compliance with the Sarbanes-Oxley Act.
Report of Audit Committee
Review of Fiscal Year 2021 Consolidated Financial Statements
In connection with its review of our Fiscal Year 2021 Consolidated Financial Statements, the Audit Committee has:
(1)	reviewed and discussed the audited consolidated financial statements with management;
(2)
discussed with RSBM LLP, our independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees; and

(3)	received from RSBM LLP, the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board and discussed with RSBM LLP their independence.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for fiscal year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
By the Audit Committee of the Board of Directors:
Jeremy Miller, Chairman
Linda Cutler
John MacKay
The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.
Remuneration Committee
We have established a Remuneration Committee of the board of directors to consist of Linda Cutler, Jeremy Miller and John MacKay, each of whom is an independent director. Each member of our Remuneration Committee is also a non-employee director, as defined under Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Code. Ms. Linda Cutler is the chairman of the Remuneration Committee. The Remuneration Committee’s duties, which are specified in our Remuneration Committee Charter, include, but are not limited to:
•	reviewing, approving and determining, or recommending to our board of directors regarding, the compensation of our executive officers;
•	administering our equity compensation plans;
•	reviewing and approving, or recommending to our board of directors, regarding incentive compensation and equity compensation plans; and
•	establishing and reviewing general policies relating to compensation and benefits of our employees.
Nominating and Corporate Governance Committee
We have established a Nominating and Corporate governance Committee consisting of John Mackay, Linda Cutler, and Jeremy Miller. Mr. John MacKay is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s duties, which are specified in our Nominating and Corporate Governance Committee Charter, include, but are not limited to:
•	identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;
•	evaluating director performance on our board of directors and applicable committees of our board of directors and determining whether continued service on our board of directors is appropriate;
•	evaluating nominations by stockholders of candidates for election to our board of directors; and
•	corporate governance matters.
The Chair and members of each committee of the Board are summarized in the table below:
Name	Audit Committee	Remuneration Committee	Nominating and Corporate Governance Committee	Executive Committee
Jeremy Miller – (Independent)	Chair	Member	Member	—
Linda Cutler – (Independent)	Member	Chair	Member	Member
John MacKay – (Independent)	Member	Member	Chair	—
Dennis Nguyen	—	—	—	Chair
Tan Bien Kiat	—	—	—	Member

Consideration of Director Nominees
We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Nominating and Corporate Governance Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria applied by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management of the Company, or third parties.
When considering director candidates, the Nominating and Corporate Governance Committee will evaluate multiple factors in assessing their qualification. A candidate must have extensive and relevant leadership experience including an understanding of the complex challenges of enterprise leadership. An appropriate candidate will have gained appropriate experience and education in some or all of the key areas below.
•
Relevant Sector Experience. Director candidates will have gained their leadership experience in sectors directly relevant to the Company’s business and/or served as the Chief Executive Officer, Chief Operating Officer or other major operating or staff officer of a public corporation, with a background in marketing, finance and/or business operations.

•
Corporate Governance Experience. Director candidates should have sufficient applicable experience to understand fully the legal and other responsibilities of an independent director of a U.S.-based public company.

•	Education. Generally, it is desirable that a Board candidate should hold an undergraduate degree from a respected college or university and in relevant fields of study.
When further considering director candidates, personal attributes and characteristics will be considered. Specifically, these should include the following:
•
Personal. Director candidates should be of the highest moral and ethical character. Candidates must exhibit independence, objectivity and be capable of serving as representatives of the stockholders. The candidates should have demonstrated a personal commitment to areas aligned with the Company’s public interest commitments, such as education, the environment and welfare of the communities in which we operate.

•
Individual Characteristics. Director candidates should have the personal qualities to be able to make a substantial active contribution to Board deliberations. These qualities include intelligence, self-assuredness, a high ethical standard, inter-personal skills, independence, courage, a willingness to ask the difficult question, communication skills and commitment. In considering candidates for election to the Board of Directors, the Board should constantly be striving to achieve the diversity of the communities in which the Company operates.

•
Availability. Director candidates must be willing to commit, as well as have, sufficient time available to discharge the duties of Board membership. Generally, therefore, the candidate should not have more than three other corporate board memberships.

•
Compatibility. The Board candidate should be able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Company.

Board Diversity Matrix
The matrix below summarizes certain information regarding the diversity of our Board as of the date of this proxy statement. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).
Board Diversity Matrix for Society Pass Incorporated
As of November 30, 2022
Total Number of Directors: 5
Part I: Gender Identity	Female	Male
Directors	1	4

Part II: Demographic Background
African American or Black	0	0
Alaskan Native or American Indian	0	0
Asian	0	2
Hispanic or Latinx	0	0
Native Hawaiian or Pacific Islander	0	0
White	1	2
Two or More Races or Ethnicities	0	0
LGBTQ+	0	0
Did Not Disclose Demographic Background	0	0
Information Regarding Stockholder Communication with the Board of Directors; Attendance of Board Members at the Annual Meeting
Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at Society Pass Incorporated, 701 S. Carson Street, Suite 200, Carson City, Nevada 89701, Attention: Corp. Secretary. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.
We do not require Board members to attend our Annual Meeting of Stockholders.
Code of Ethics
Our Board has adopted a Code of Ethics that applies to all of our employees, including our Chairman, Chief Executive Officer, and Chief Financial Officer. Although not required, the Code of Ethics also applies to our directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistleblowing or the prompt reporting of illegal or unethical behavior. We will provide a copy of our Code of Ethics, without charge, upon request in writing to Society Pass Incorporated, 701 S. Carson Street, Suite 200, Carson City, Nevada 89701, Attention: Corp. Secretary. We do not currently have any practices or policies regarding hedging or offsetting any decrease in the market value of our equity securities.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our Common Stock to file initial reports of ownership and changes in ownership of our Common Stock with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us none of our directors, executive officers, and persons who own more than 10% of our Common Stock failed to comply with Section 16(a) filing requirements.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

PROPOSAL 2. THE 2021 EQUITY INCENTIVE PLAN AMENDMENT PROPOSAL
The Board approved, subject to stockholder approval, an amendment to the Company’s 2021 Equity Incentive Plan (“the 2021 Equity Plan”) to increase the maximum number of shares of common stock available for issuance under the 2021 Equity Plan approved by the stockholders in July 2021. The proposed amendment to the 2021 Equity Plan (the “Equity Plan Amendment”) is attached as Annex A to this Proxy Statement.
Currently, the maximum number of shares of common stock available for issuance under the 2021 Equity Plan equals 3,133,760 shares.
As of the record date of October 21, 2022, 2,350,320 options were outstanding under the 2021 Equity Plan.
As of the record date of October 21, 2022, 26,660,843 shares of the Company’s common stock are issued and outstanding. The Company faces intense competition in recruiting high-quality personnel, and in retaining our employees. The Board continues to believe that stock-based incentives are important factors in attracting, retaining and awarding officers, employees, directors and consultants and closely aligning their interests with those of our stockholders.
The Board believes that increasing the number of shares available for issuance under the 2021 Equity Plan by 4,000,000 shares, is consistent with the Company’s compensation philosophy (and with responsible compensation policies generally) and will preserve the Company’s ability to attract and retain capable officers, employees, directors and consultants. The Board believes that the number of shares currently available for issuance under the 2021 Equity Plan is not sufficient in view of our compensation structure and strategy, and that the availability of the additional shares will help the Company to have a more sufficient number of shares of common stock authorized for issuance under the 2021 Equity Plan. The Board adopted this amendment to ensure that, as we grow over the coming year, we can operate effectively in our recruitment efforts, and create incentives for the retention of employees and other service providers, by granting the equity arrangements available under the 2021 Equity Plan to employees, directors, and key consultants at levels determined appropriate by the Compensation Committee.
Purpose of the 2021 Equity Plan
The Board of Directors believes that the 2021 Equity Plan, with the proposed amendment, is necessary for us to attract, retain and motivate our employees, directors and consultants through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based or equity-related awards. We believe the 2021 Equity Plan is best designed to provide the proper incentives for our employees, directors and consultants, ensures our ability to make performance-based awards, and meets the requirements of applicable law.
Summary of the 2021 Equity Plan
The following is a summary of the material terms of the 2021 Equity Plan. The only change made by the Equity Incentive Plan Amendment is to increase the number of shares available for the grant of awards under the 2021 Equity Plan by 4,000,000, for a total of 7,133,760 available shares.
The 2021 Equity Plan will terminate on July 1, 2031, the tenth anniversary of the date of approval by the Board, unless earlier terminated by the Board. The purposes of the 2021 Equity Plan are to (a) attract and retain the best available personnel for positions of substantial responsibility; (b) provide additional incentive to employees, directors and consultants; and (c) promote the success of the Company’s business.
Administration. The Board and the Renumeration Committee of the Board will initially be the “Administrator” of the 2021 Equity Plan. The Administrator shall have the authority, in its discretion to (a) determine the Fair Market Value, (b) select the service providers to whom awards may be granted, (c) determine the number of shares or dollar amounts to be covered by each award granted thereunder, (d) to approve forms of award agreements for use under the 2021 Equity Plan, (e) determine the terms and conditions, not inconsistent with the terms of the 2021 Equity Plan; (f) determine the terms and conditions of any Exchange Program under the 2021 Equity Plan; (g) construe and interpret the terms of the 2021 Equity Plan and awards granted thereunder, (h) prescribe amend and rescind rules and regulations relating to the 2021 Equity Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the 2021 Equity Plan and/or for qualifying for favorable tax treatment under applicable non-U.S. laws, in each case as the Administrator may deem necessary or advisable; (i) to modify or amend each award, including but not limited to the discretionary authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option or stock appreciation right; (j) to allow participants to satisfy withholding tax obligations in a manner prescribed in the 2021 Equity Plan; (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an award previously granted by the Administrator; (l) to allow a participant to defer the receipt of the payment of cash or the delivery of shares that otherwise would be due to such participant under an award; and (m) to make all other determinations deemed necessary or advisable for administering the 2021 Equity Plan.
The Administrator’s decisions, determinations and interpretations will be final and binding on all participants and any other holders of awards and will be given the maximum deference permitted by applicable laws.
Eligibility. Participation is limited to employees, directors, as well as consultants who are selected by the Administrator to receive an award. Only employees are eligible to receive incentive stock options.
Current and prospective officers and employees, and directors of, and consultants to, the Company or its affiliates are eligible to be granted awards under the 2021 Equity Plan. As of October 21, 2022, approximately 250 individuals would be eligible to participate in the 2021 Equity Plan. However, the Company has not at the present time determined who will receive the shares that will be authorized for issuance under the Equity Plan Amendment or how they will be allocated.
Stock Options. Subject to the terms and provisions of the 2021 Equity Plan, the Administrator, at any time and from time to time, may grant options to service providers in such amounts as the Administrator, in its sole discretion, will determine. Each option will be designated in the award agreement as either an incentive stock option (ISO) or a nonstatutory stock option (NSO). Notwithstanding such designation, however, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year (under all plans of the Company and any parent or subsidiary) exceeds One Hundred Thousand Dollars ($100,000), such options will be treated as nonstatutory stock options. Incentive stock options will be taken into account in the order in which they were granted, the fair market value of the shares will be determined as of the time the option with respect to such shares is granted, and calculation will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.
The term of each option will be stated in the award agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an incentive stock option granted to a participant who, at the time the incentive stock option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the term of the incentive stock option will be five (5) years from the date of grant or such shorter term as may be provided in the award agreement.
The per share exercise price for the shares to be issued pursuant to the exercise of an option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per share on the date of grant. In addition, in the case of an incentive stock option granted to an employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the per share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing provisions, options may be granted with a per share exercise price of less than one hundred percent (100%) of the Fair Market Value per share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).
Stock Appreciation Rights. Subject to the terms and conditions of the 2021 Equity Plan, a stock appreciation right may be granted to service providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion to determine the number of shares subject to any award of stock appreciation rights.
The per share exercise price for the shares that will determine the amount of the payment to be received upon exercise of a stock appreciation right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per share on the date of grant. Otherwise, the Administrator, subject to the provisions of the 2021 Equity Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2021 Equity Plan.
Restricted Stock. Subject to the terms and provisions of the 2021 Equity Plan, the Administrator, at any time and from time to time, may grant shares of restricted stock to service providers in such amounts as the Administrator, in its sole discretion, will determine. Each award of restricted stock will be evidenced by an award agreement that will specify the period of restriction (if any), the number of shares granted, and such other terms and conditions as the

Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold shares of restricted stock until the restrictions on such shares have lapsed. The Administrator, in its sole discretion, may determine that an award of restricted stock will not be subject to any period of restriction and consideration for such award is paid for by past services rendered as a service provider. During the period of restriction, service providers holding shares of restricted stock granted hereunder may exercise full voting rights with respect to those shares, unless the Administrator determines otherwise.
Restricted Stock Units. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant restricted stock units, it will advise the participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of restricted stock units. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of restricted stock units that will be paid out to the participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
Performance Awards. Each performance award will be evidenced by an award agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines. Each performance award will have an initial value that is determined by the Administrator on or before its date of grant. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the performance awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
General Provisions Applicable to All Awards. Unless determined otherwise by the Administrator, awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the participant, only by the participant. If the Administrator makes an award transferable, such award will contain such additional terms and conditions as the Administrator deems appropriate.
Adjustments. In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding award.
Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control (as defined under the 2021 Equity Plan), each outstanding award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a participant’s consent, including, without limitation, that (a) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (c) outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (d) (i) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment), or (ii) the replacement of such award with other rights or property selected by the Administrator in its sole discretion; or (e) any combination of the foregoing. In taking any of the actions permitted under this 2021 Equity Plan, the Administrator will not be obligated to treat all awards, all awards held by a participant, all awards of the same type, or all portions of awards, similarly.
In the event that the successor corporation does not assume or substitute for the award (or portion thereof), the participant will fully vest in and have the right to exercise his or her outstanding options and stock appreciation rights (or portions thereof) not assumed or substituted for, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock, restricted stock units, or performance awards (or portions thereof) not assumed or substituted for will lapse, and, with respect to awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable award agreement or other written agreement authorized by the Administrator between the participant and the Company or any of its subsidiaries or parents, as applicable. In addition, unless specifically provided otherwise under the applicable award agreement or other written agreement authorized by the Administrator between the participant and the Company or any of its subsidiaries or parents, as applicable, if an option or stock appreciation right (or portion thereof) is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.
Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend, or terminate the 2021 Equity Plan, or any part thereof, at any time and for any reason. The Company will obtain stockholder approval of any 2021 Equity Plan amendment to the extent necessary and desirable to comply with applicable laws. No amendment, alteration, suspension or termination of the 2021 Equity Plan will materially impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator, which agreement must be in writing and signed by the participant and the Company. Termination of the 2021 Equity Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to awards granted under the 2021 Equity Plan prior to the date of such termination.
Interest of Certain Persons
Each of our directors and executive officers is eligible to participate in the 2021 Equity Plan.
Information About Securities Previously Authorized for Issuance
The following table provides certain information with respect to all of the Company’s equity compensation plans as of December 31, 2021.
Plan category:	Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in column (a)) (c)
Equity compensation plans approved by stockholders(1)	1,945,270	$6.49	1,188,490
Equity compensation plans not approved by stockholders(2)	—	—	—
Total	1,945,270	$6.49	1,188,490
(1)
The Society Pass Incorporated 2021 Equity Incentive Plan permits grants of equity awards to employees, directors, consultants and other independent contractors. Our board of directors and stockholders have approved a total reserve of 3,133,760 shares for issuance under the 2021 Equity Plan.

(2)	Includes all other options not granted under the 2021 Equity Plan.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE “FOR” THIS PROPOSAL 2.

PROPOSAL 3. THE AUDITOR RATIFICATION PROPOSAL
The Audit Committee of the Board has appointed Onestop Assurance PAC (“Onestop”) as our independent registered accounting firm for the fiscal year ending December 31, 2022. We are not required to seek stockholder approval for the appointment of our independent registered public accounting firm, however, the Audit Committee and the full Board believe it is sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders.
Representatives of Onestop are not expected to be present at the Annual Meeting. However, we will provide contact information for Onestop to any stockholders who would like to contact the firm with questions.
Fees Billed to the Company in fiscal years 2021 and 2020
RBSM LLP (“RBSM”) served as the independent registered public accounting firm to audit our books and accounts for the fiscal years ending December 31, 2021 and 2020. On October 7, 2022, after a request by management in connection with the Company’s efforts to reduce general and administrative expenses, RBSM notified the Company that it resigned as the Company’s independent registered public accounting firm for the year ending December 31, 2022, effective October 7, 2022.The reports of RBSM on the Company’s consolidated financial statements for the years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
The table below presents the aggregate fees billed for professional services rendered by RBSM for the years ended December 31, 2021 and 2020.
	2021	2020
Audit fees	$190,000	$20,000
Audit-related fees	205,000	—
All other fees	—	—
Total fees	$395,000	$20,000
In the above table, “audit fees” are fees billed for services provided related to the audit of our annual financial statements, quarterly reviews of our interim financial statements, and services normally provided by the independent accountant in connection with regulatory filings or engagements for those fiscal periods. “Audit-related fees” are fees not included in audit fees that are billed by the independent accountant for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These audit-related fees also consist of the review of our registration statements filed with the SEC and related services normally provided in connection with regulatory filings or engagements. “All other fees” are fees billed by the independent accountant for products and services not included in the foregoing categories.
Pre–Approval Policy of Services Performed by Independent Registered Public Accounting Firm
The Audit Committee’s policy is to pre–approve all audit and non–audit related services, tax services and other services. Pre–approval is generally provided for up to one year, and any pre–approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated the pre–approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre–approval and the fees for the services performed to date.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE “FOR” THIS PROPOSAL 3.

EXECUTIVE AND DIRECTOR COMPENSATION
Summary Compensation Table
The following summary compensation table provides information regarding the compensation paid during our fiscal years ended December 31, 2021 and 2020 to our Chief Executive Officer (principal executive officer) and our Chief Financial Officer. We refer to these individuals as our “named executive officers”:
Name and Principal Position	Fiscal Year Ended	Salary/Bonus ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Dennis Nguyen,	12/31/2021	$1,105,000	$6,336,575	12,159,652	$19,601,227
Chief Executive Officer and Chairman of the Board	12/31/2020	$180,000	$		$180,000

Raynauld Liang,	12/31/2021	$120,000	$2,805,026	—	$2,925,026
Chief Financial Officer and Singapore Country General Manager	12/31/2020	$60,000	$375,000	—	$435,000

None of our other executives earned compensation in excess of $100,000 in fiscal years ended December 31, 2021 or 2020 and therefore pursuant to Instruction 1 to Item 402(m)(2) of Regulation S-K, only the compensation for our Chief Executive Officer and Chief Financial Officer is provided.
Employment Agreements.
On April 1, 2017 the Company entered into an at-will Employment Agreement with Dennis Nguyen, its Chairman and Chief Executive Officer. The Employment Agreement provides for a monthly salary of $40,000; provided that until the Company has adequate reserves to pay Mr. Nguyen’s salary, he may convert any unpaid salary into common stock of the Company at a share price equal to $250 per share. Mr. Nguyen is also entitled to an annual cash bonus of $250,000; provided that until the Company has adequate reserves to pay Mr. Nguyen’s annual bonus, he may convert any unpaid bonus into common stock of the Company as described above. Mr. Nguyen is also entitled to participate in all of the other benefits of the Company which are generally available to office employees and other employees of the Company. Mr. Nguyen is not entitled to any severance pay.
On September 1, 2021 the Company entered into a 5-year Employment Agreement with Raynauld Liang, its Chief Financial Officer and Singapore Country General Manager. The employment agreement provides Mr. Liang with compensation of (i) an annual base salary of $240,000; (ii) an annual discretionary incentive cash bonus with a minimum target of 25% of base salary; (iii) 814,950 shares of the Company’s common stock (taking into account the Company’s reverse stock split), of which 651,960 shares are subject to vesting over a two-year period; and (iv) all other executive benefits sponsored by the Company. If a change of control of the Company occurs and if at the time of such change of control the Company’s common stock is trading at a price that is double the initial public offering price, then Mr. Liang will be entitled to a cash bonus equal to three (3) times his base salary. If Mr. Liang is terminated other than for cause or resigns for good reason, he will be entitled to receive continued base salary until the earlier of (x) the anniversary date of such termination and (y) the end of the 5-year term of the employment agreement; provided, however, if the termination is after September 1, 2022, then the period set forth in clause (x) shall be 18 months from the date of the employment agreement. Mr. Liang may terminate the employment agreement at any time other than for good reason with 30 days’ notice to the Company.
Outstanding Equity Awards at December 31, 2021
The following table provides information concerning outstanding equity awards held by the named executive officers on December 31, 2021.
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Dennis Nguyen	1,945,270	—	$6.49	Dec, 2031	—	$12,151,900

On November 16, 2021, the Board of Directors awarded Dennis Nguyen a 10-year option to purchase 1,945,270 shares of our common stock at an exercise price of $6.49 as payment for accrued and unpaid bonuses.
Director Compensation Table
The following table provides information concerning compensation paid to our directors during fiscal year ended December 31, 2021.
Name	Fee Earned / Paid in Cash ($)	Stock Awards ($)	Options ($)	Others ($)	Total ($)
Tan Bien Kiat	—	77,000	—	—	77,000
Jeremy Miller	—	77,000	—	—	77,000
Linda Cutler	—	77,000	—	—	77,000
John Mackay	—	77,000	—	—	77,000
Security Ownership of Certain Beneficial Owners and Management
The table below sets forth information regarding the beneficial ownership of the common stock by (i) our directors and named executive officers; (ii) all the named executives and directors as a group and (iii) any other person or group that to our knowledge beneficially owns more than five percent of our outstanding shares of common stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of October 21, 2022 are deemed to be outstanding and beneficially owned by the person holding the options. Shares issuable pursuant to stock options or warrants are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below will have sole voting and investment power with respect to all shares of common stock that they will beneficially own, subject to applicable community property laws. The percentage of beneficial ownership is based on 26,660,843 shares of common stock outstanding on October 21, 2022.
The information contained in this table is as of October 21, 2022. At that date, 26,660,843 shares of our common stock were outstanding.
	Number of Shares Beneficially Owned		Beneficial Ownership Percentages
Name and Address of Beneficial Owner(1)	Common Stock	Series X Super Voting Preferred Stock(2)	Percent of Common Stock	Percent of Series X Super Voting Preferred Stock	Percent of Voting Stock(3)
Officers and Directors
Dennis Nguyen, Chairman, Chief Executive Officer(4)	7,754,758	3,300	29.1%	94.3%	66.1%
Raynauld Liang, Chief Financial Officer	1,423,982	200	5.3%	5.7%	5.6%
Loic Gautier, Chief Marketing Officer	116,837	—	*	—	*
Pamela Aw-Young, Chief Operating Officer	31,894	—	*	—	*
Tan Bien Kiat, Director	1,609,979(5)	—	6.0%	—	2.6%
Jeremy Miller, Director(6)	287,079	—	1.0%	—	*
Linda Cutler, Director	235,479	—	*
John Mackay, Director	129,879		*		*
					—

	Number of Shares Beneficially Owned		Beneficial Ownership Percentages
Name and Address of Beneficial Owner(1)	Common Stock	Series X Super Voting Preferred Stock(2)	Percent of Common Stock	Percent of Series X Super Voting Preferred Stock	Percent of Voting Stock(3)
Officers and Directors as a Group (total of 9 persons)	11,735,316	3,500	44.0%	100%	75.8%
5% Stockholders
Blue Jay Capital Limited	1,950,230	—	7.3%	—	3.2%
Gopher Limited	1,643,700	—	6.2%	—%	2.7%
Maroon Capital Limited	2,215,558	—	8.3%	—	3.6%
Raynauld Liang	1,264,950	N/A	5.3%	—	2.3%
Ellwood International Limited	1,522,400	—	5.7%	—	2.5%
Dennis Nguyen	N/A	3,300	N/A	94.3%	56.8%
(1)	The principal address of the named officers, directors and 5% stockholders of the Company is c/o Society Pass Incorporated, 701 S. Carson Street, Suite 200, Carson City, NV 89701.
(2)	Entitles the holder to 10,000 votes per share and votes with the common as a single class.
(3)	Represents total ownership percentage with respect to all shares of common stock and Series X Super Voting Preferred Stock, as a single class.
(4)
Includes (i) 2,215,558 shares which are held in the name of Maroon Capital Limited of which Mr. Nguyen has a controlling interest; (ii) 1,643,700 shares in the name of Gopher Limited of which Mr. Nguyen has a controlling interest; (iii) 1,950,230 shares in the name of Blue Jay Capital Limited of which Mr. Nguyen has a controlling interest and 1,945,270 shares underlying a 10-year option that has an exercise price of $6.49 that is held by Mr. Nguyen.

(5)	Includes 1,522,400 shares of common stock beneficially owned by Tan Bien Kiat through Ellwood International Limited, a company Mr. Tan owns and controls.
(6)	Jeremy Miller holds his shares through DJM LLC, a limited liability company Mr. Miller owns and controls.
Transfer Agent
The transfer agent for the common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, New York, telephone (212) 828-8436.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Other than as disclosed below, and except for the regular salary and bonus payments made to our directors and officers in the ordinary course of business as described in “Executive and Director Compensation,” there have been no transactions since January 1, 2018, or any currently proposed transaction or series of similar transactions to which the Company was or is to be a party, in which the amount involved exceeds USD$120,000 and in which any current or former director or officer of the Company, any 5% or greater stockholder of the Company or any member of the immediate family of any such persons had or will have a direct or indirect material interest.
During 2018, the Company rendered the software development service with CVO Advisors Pte. Ltd for the issuance of 8,000 shares of Series A preferred stock, at the price of $8,000,000. Dennis Nguyen, our Chairman and Chief Executive Officer has a call option to purchase all of the equity of CVO Advisors Pte. Ltd, which he exercised, but the equity holders of CVO Advisors Pte. Ltd. have not honored the exercise of the call. The parties are currently in litigation.
On February 1, 2021 and September 16, 2021, Ellwood International, an entity owned and controlled by Tan Bien Kiat, one of our directors was issued 1,460 and 962 shares of Series C-1 Preferred Stock, respectively.
As of December 31, 2021, the Company had a payable to Dennis Nguyen, our Chairman and Chief Executive Officer in the amount of $500,000 for accrued and unpaid salaries and bonus.
Carmel, Milazzo & Feil LLP, former counsel to the Company, owns 22,500 shares of our common stock.
During August and September 2021, we issued 3,300 shares of our Super Voting Preferred Stock to our founder and Chief Executive Officer, Mr. Dennis Nguyen and 200 shares of our Super Voting Preferred Stock to our Chief Financial Officer, Mr. Raynauld Liang. The Super Voting Preferred Stock entitles its holder to 10,000 votes per share and votes with our common stock as a single class on all matters to be voted or consented upon by the stockholders but is not entitled to any dividends, liquidation preference or conversion or redemption rights.
On September 20, 2021, Blue Jay Capital Limited, an entity owned and controlled by Dennis Nguyen, our founder, Chairman and Chief Executive Officer was issued 1,142 shares of Series C-1 Preferred Stock.
On September 20, 2021 Dennis Nguyen, our founder Chairman and Chief Executive Officer was issued 1,157,630 shares of our common stock, which are held by an entity controlled by him, in exchange for accrued and unpaid compensation from 2017 until June 2021.
On November 16, 2021, the Board of Directors awarded Dennis Nguyen a 10-year option to purchase 1,945,270 shares of our common stock at an exercise price of $6.49 as payment for accrued and unpaid bonuses.
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
As required, we have filed our 2021 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the 2021 10-K by writing to us at Society Pass Incorporated, 701 S. Carson Street, Suite 200, Carson City, Nevada 89701, Attention: Corporate Secretary.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING
For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 annual meeting, the corporate secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to Society Pass Incorporated, 701 S. Carson Street, Suite 200, Carson City, Nevada 89701, Attention: Corporate Secretary.
Under Rule 14a-8, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of next year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2023 annual meeting must be received by us at our principal executive office no later than 120 days prior to the anniversary date that proxy material for this year’s meeting were sent in order to be eligible for inclusion in our 2023 proxy statement and proxy relating to that meeting, which will be February 17, 2023. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2023 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is not received by the Company in writing by 45 days prior to the anniversary of the date that proxy materials are sent to stockholders, which will be May 3, 2023. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.
You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary at our principal executive offices within the time period described above for proposals other than matters brought under SEC Rule 14a-8.
STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to 701 S. Carson St., Suite 200, Carson City, Nevada 89701, Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are made available on our Internet website, www.thesocietypass.com, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC. The SEC maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company.
By Order of the Board of Directors,

/s/ Dennis Nguyen
Name:	Dennis Nguyen
Title:	Chairman and Chief Executive Officer
December 1, 2022

Annex A
Amendment No. 1 to the

SOCIETY PASS INCORPORATED

2021 EQUITY INCENTIVE PLAN
Section 3.1 of the Society Pass Incorporated 2021 Equity Incentive Plan, is amended and restated in its entirety to read as follows:
“3.	Stock Subject to the Plan.
3.1 Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15 of the Plan and the automatic increase set forth in Section 3.2 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan will be equal to seven million one hundred thirty-three thousand seven hundred sixty (7,133,760) Shares. In addition, Shares may become available for issuance under Sections 3.2 and 3.3 of the Plan. The Shares may be authorized but unissued, or reacquired Common Stock.”
A-1

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **https://sopa.bigbangdesign.co/frontend/web/index.php?r=site/login**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D92263-Z84005 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOCIETY PASS INCORPORATED

Nominees:	**For**	**Against**	**Abstain**
1a. Dennis Nguyen	☐	☐	☐
1b. Tan Bien Kiat	☐	☐	☐
1c. Jeremy Miller	☐	☐	☐
1d. Linda Cutler	☐	☐	☐
1e. John Mackay	☐	☐	☐
2. To approve an amendment to the Company's 2021 Equity Incentive Plan to increase the total number of shares of common stock available thereunder by 4,000,000 shares of common stock;	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D92264-Z84005

SOCIETY PASS INCORPORATED
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 20, 2022

The stockholder(s) hereby appoint(s) Dennis Nguyen and Raynauld Liang or his replacement, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common and Preferred Stock of SOCIETY PASS INCORPORATED that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at https://sopa.bigbangdesign.co/frontend/web/index.php?r=site/login at 9:00 a.m., Eastern Time on Tuesday, December 20, 2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE